

                                   Exhibit 3.2

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                                     BYLAWS

                                       OF

                            HADRON ACQUISITION CORP.

                            (a Delaware Corporation)

                                October 15, 2001

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                                     BYLAWS
                                       OF
                            HADRON ACQUISITION CORP.

                            (a Delaware Corporation)

                               TABLES OF CONTENTS

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
ARTICLE I STOCKHOLDERS............................................................................................1
   Section 1.1.  Annual Meetings..................................................................................1
   Section 1.2.  Special Meetings.................................................................................1
   Section 1.3.  Notice of Meetings; Order of Business............................................................1
   Section 1.4.  Quorum...........................................................................................1
   Section 1.5.  Adjournments.....................................................................................2
   Section 1.6.  Organization.....................................................................................2
   Section 1.7.  Voting; Proxies; Revocation of a Proxy...........................................................3
   Section 1.8.  Fixing Date for Determination of Stockholders of Record..........................................3
   Section 1.9.  List of Stockholders Entitled to Vote............................................................4
   Section 1.10. Action By Written Consent of Stockholders........................................................4
   Section 1.11. Conduct of Meetings..............................................................................5
ARTICLE II BOARD OF DIRECTORS.....................................................................................5
   Section 2.1.  Number; Qualifications...........................................................................5
   Section 2.2.  Election; Resignation; Removal; Vacancies........................................................5
   Section 2.3.  Regular Meetings.................................................................................6
   Section 2.4.  Special Meetings.................................................................................6
   Section 2.5.  Telephonic Meetings Permitted....................................................................6
   Section 2.6.  Quorum; Vote Required for Action.................................................................6
   Section 2.7.  Organization.....................................................................................7
   Section 2.8.  Action by Written Consent of Directors...........................................................7
ARTICLE III COMMITTEES............................................................................................7
   Section 3.1.  Executive Committee..............................................................................7
   Section 3.2.  Other Committees.................................................................................7
   Section 3.3.  Other Provisions Regarding Committees............................................................8
ARTICLE IV OFFICERS...............................................................................................8
   Section 4.1.  Number...........................................................................................8
   Section 4.2.  Election and Term of Office......................................................................8
   Section 4.3.  Resignation......................................................................................8
   Section 4.4.  Removal..........................................................................................8
   Section 4.5.  Vacancies........................................................................................8
   Section 4.6.  Chairman.........................................................................................9
   Section 4.7.  President........................................................................................9
   Section 4.8.  The Vice-President...............................................................................9

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
   Section 4.9.  Treasurer........................................................................................9
   Section 4.10. The Secretary....................................................................................9
   Section 4.11. Subordinate Officers and Agents..................................................................9
   Section 4.12. Compensation....................................................................................10
   Section 4.13. Sureties and Bonds..............................................................................10
ARTICLE V STOCK..................................................................................................10
   Section 5.1.  Certificates....................................................................................10
   Section 5.2.  Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates......................10
ARTICLE VI INDEMNIFICATION.......................................................................................11
   Section 6.1.  Right to Indemnification........................................................................11
   Section 6.2.  Prepayment of Expenses..........................................................................11
   Section 6.3.  Claims..........................................................................................11
   Section 6.4.  Non-Exclusivity of Rights.......................................................................11
   Section 6.5.  Insurance.......................................................................................11
   Section 6.6.  Other Indemnification...........................................................................11
   Section 6.7.  Amendment or Repeal.............................................................................12
ARTICLE VII MISCELLANEOUS........................................................................................12
   Section 7.1.  Fiscal Year.....................................................................................12
   Section 7.2.  Seal............................................................................................12
   Section 7.3.  Waiver of Notice of Meetings of Stockholders, Directors and Committees..........................12
   Section 7.4.  Notice..........................................................................................12
   Section 7.5.  Interested Directors; Quorum....................................................................12
   Section 7.6.  Form of Records.................................................................................13
   Section 7.7.  Amendment of By-laws............................................................................13

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                                     BY-LAWS
                                       OF
                            HADRON ACQUISITION CORP.
                               (the "Corporation")

                                   ARTICLE I
                                  STOCKHOLDERS

     Section 1.1. Annual Meetings. An annual meeting of stockholders of the Corporation shall be held for the election of directors at such date, time and place, either within or outside the State of Delaware, as may be designated by resolution of the Board of Directors of the Corporation ("Board of Directors") from time to time. Any other proper business may be transacted at the annual meeting.

     Section 1.2. Special Meetings. A special meeting of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, if any, the President, the Secretary or a majority of the Board of Directors and may be held either within or outside the State of Delaware, as may be designated in the notice of special meeting. A special meeting may not be called by any other person. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

     Section 1.3. Notice of Meetings; Order of Business.

     (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice delivered either in person, mail or electronic transmission (electronic mail, facsimile, telegram or cablegram) of the meeting shall be given that shall state the date, time and place of the meeting and, in the case of a special meeting, each purpose for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these By-laws, the written notice of any meeting of stockholders (which term includes an annual or special meeting, whether or not so stated) shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation; if by facsimile, when directed to a number at which the stockholder has consented to such notice pursuant to Section 7.4 of these By-laws; if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice pursuant to Section 7.4 of these By-laws; if by any other form of electronic transmission, when directed to the stockholder.

     (b) Notice of any meeting of stockholders to act upon a plan of merger, consolidation, sale of all or substantially all of the Corporation's assets or conversion of the Corporation into another entity shall be given to each stockholder entitled to vote at such meeting not less than 20 nor more than 60 days before the date of such meeting. Any such notice shall be accompanied by a copy or a brief summary (as the directors shall deem advisable) of the proposed plan of merger, consolidation, conversion or sale.

     Section 1.4. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.5 of these By-laws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock held by it in a fiduciary capacity.

     Section 1.5. Adjournments. Any meeting of stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 1.6. Organization.

     (a) Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence, by the President, or in the President's absence, by a Vice-President, or in the absence of the foregoing persons, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

     (b) The following order of business, unless otherwise ordered at the meeting by the chairman thereof, shall be observed as far as practicable and consistent with the purposes of the meeting.

               (1) Call of the meeting to order.

               (2) Presentation of proof of mailing of the notice of the meeting and, if the meeting is a special meeting, the call thereof.

               (3) Presentation of proxies.

               (4) Determination and announcement that a quorum is present.

               (5) Reading and approval (or waiver thereof) of the minutes of the previous meeting.

               (6) Reports, if any, of officers.

               (7) Election of directors, if the meeting is an annual meeting or a meeting called for such purpose.

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               (8) Consideration of the specific purpose or purposes for which the meeting has been called (other than the election of directors).

               (9) Transaction of such other business as may properly come before the meeting.

               (10) Adjournment.

     Section 1.7. Voting; Proxies; Revocation of a Proxy. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock held by the stockholder which has voting power on the matter in question. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for the stockholder by proxy, but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of Corporation. Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the Certificate of Incorporation or these By-laws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock outstanding and entitled to vote thereon.

     Section 1.8. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to express consent to corporate action in writing without a meeting, (iii) to receive payment of any dividend or other distribution or allotment of any rights, (iv) to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and
(iii) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of

                                        3

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Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 1.9. List of Stockholders Entitled to Vote.

     (a) The Secretary shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, if not so specified, at the place where the meeting is to be held or on a reasonably accessible electronic network, provided that information required to gain access to the network is provided in the notice of the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

     (b) Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors or to open such list to examination on a reasonably accessible electronic network during any meeting for the election of directors held solely by remote communication, they shall be ineligible for election to any office at such meeting.

     (c) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 1.10. Action By Written Consent of Stockholders.

     (a) Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of meetings of stockholders are maintained. All written consents shall be filed with the minutes of meeting of the stockholders.

     (b) Every written consent shall bear the date of a signature of each stockholder who signs the consent. No written consent shall be effective to take the corporate action referred to

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

therein unless, within 60 days of the earliest dated consent delivered to the Corporation in the manner provided in this subsection, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation at its principal place of business.

     (c) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     (d) An electronic transmission (including electronic mail, facsimile, telegram or cablegram) consenting to an action to be taken and transmitted by a stockholder or proxyholder shall be deemed written, signed and dated for purposes of this section, provided that such electronic transmission sets forth or is delivered with information from which the Corporation is able to determine: (a) that the electronic transmission was transmitted by the stockholder or proxyholder or by person(s) authorized to act for the stockholder or proxyholder, and (b) the date on which such stockholder or proxyholder or authorized person(s) transmitted the electronic transmission. The date on which such electronic transmission is transmitted shall be the date in which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and delivered to the Secretary with the corporate records of the Corporation.

     Section 1.11. Conduct of Meetings. The Board of Directors may adopt by resolution such rules for the conduct of the meeting of stockholders as it shall deem appropriate, including procedures to hold a meeting of the stockholders by remote communication. Except to the extent inconsistent with such rules as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                   ARTICLE II
                               BOARD OF DIRECTORS

     Section 2.1. Number; Qualifications. The Board of Directors shall consist of one (1) or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

     Section 2.2. Election; Resignation; Removal; Vacancies.

     (a) The Board of Directors shall initially consist of the persons named as directors by the incorporator, and each director so elected shall hold office until the first annual meeting of stockholders or until his or her successor is elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors, each of whom shall hold office for a term of one (1) year or until his or her successor is elected and qualified.

     (b) Any director may resign at any time by giving notice in writing or by electronic transmission (including electronic mail, facsimile, telegram or cablegram) to the Board of Directors, the Chairman of the Board, the President, or the Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or to the designated officer. A resignation need not be accepted in order to be effective.

     (c) Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, at any meeting of the stockholders called expressly for such purpose, any director may be removed, with or without cause, by a vote of stockholders holding a majority of the shares issued and outstanding and entitled to vote in an election of directors.

     (d) Any newly created directorship or any vacancy occurring in the Board of Directors by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of stockholders entitled to vote called for that purpose. Any newly created directorship or any vacancy occurring in the Board of Directors for any other cause may be filled by a plurality of the remaining members of the Board of Directors, although less than a quorum, or by a majority of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

     Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such place within or outside the State of Delaware and at such time as the Board of Directors may from time to time determine and, if so determined, a notice thereof need not be given.

     Section 2.4. Special Meetings. A special meeting of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, President or by any two members of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting upon at least 48 hours' notice before the special meeting if such notice is delivered personally or sent by fax transmission with message confirmed, or upon 3 days' notice if sent by overnight courier guaranteeing next-day delivery, or upon 5 days' notice if sent by mail. The foregoing notice periods shall begin to run from the time notice is sent.

     Section 2.5. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to these By-laws shall constitute presence in person at such meeting.

     Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction

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

of business. Except in cases in which the Certificate of Incorporation or these By-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or, in the absence or a Chairman of the Board, by the President, or in their absence, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 2.8. Action by Written Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission(s) (including electronic mail, facsimile, telegram or cablegram), and the writing or writings or electronic transmission(s) are filed with the minutes of meetings of the Board of Directors or such committee; such filings shall be in paper form.

                                   ARTICLE III
                                   COMMITTEES

     Section 3.1. Executive Committee.

     (a) The Board of Directors may, by resolution duly adopted by a majority of the whole Board of Directors, designate two (2) or more directors to constitute an Executive Committee. One of such directors shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his or her term as a director, or until his or her earlier resignation from the Executive Committee, in either case unless sooner removed as a member of the Executive Committee or as a director by any means authorized by these By-laws.

     (b) The Executive Committee shall have and may exercise all of the right, powers and authority of the Board of Directors, except as expressly limited by the Delaware General Corporation Law, as amended from time to time.

     (c) The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such places as may be provided by its rules. The Chairman of the Executive Committee or, in the absence of a Chairman, a member of the Executive Committee chosen by a majority of the members present, shall preside at meetings of the Executive Committee, and another member thereof chosen by the Executive Committee shall act as Secretary. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members thereof shall be required for any action of the Executive Committee. The Executive Committee shall keep minutes of its meetings and deliver such minutes to the Board of Directors.

     Section 3.2. Other Committees. The Board of Directors may, by resolution duly adopted by a majority of the whole Board of Directors, appoint such other committee or

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

committees as it shall deem advisable and with such limited authority as the Board of Directors shall determine from time to time.

     Section 3.3. Other Provisions Regarding Committees.

     (a) The Board of Directors shall have the power at any time to fill vacancies in, change the membership of, or discharge any committee.

     (b) Members of any committee shall be entitled to such compensation for their services as such as from time to time may be fixed by the Board of Directors and in any event shall be entitled to reimbursement for all reasonable expenses incurred in attending committee meetings. Any member of a committee may waive compensation for any meeting. No committee member who receives compensation as a member of any one or more committees shall be barred from serving the Corporation in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any such other service.

                                   ARTICLE IV
                                    OFFICERS

     Section 4.1. Number. The principal officers of the Corporation shall be a Chairman, President, Treasurer and a Secretary, each of whom shall be elected by the Board of Directors. Other officers, including Vice-Presidents, assistant treasurers or assistant secretaries and subordinate officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held simultaneously by the same person. The Board of Directors may, in its discretion, through action or inaction, leave vacant any of the offices except the offices of President and Secretary. Any officer may be, but is not required to be, a director of the Corporation.

     Section 4.2. Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors. Each officer shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

     Section 4.3. Resignation. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer and the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.4. Removal. Any officer or agent may be removed by the Board of Directors at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

     Section 4.5. Vacancies. A vacancy in any principal office because of death, resignation, removal, inability to act, disqualification or otherwise shall be filled, for the unexpired portion of the term of such office, by vote of the Board of Directors at any regular or special meeting.

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

     Section 4.6. Chairman. The Chairman shall have overall responsibility and authority for management of the operations of the Corporation (subject to the authority of the Board of Directors), shall (when present) preside at all meetings of the Board of Directors and stockholders, and shall ensure that all orders and resolutions of the Board of Directors and stockholders are carried into effect. The Chairman may execute bonds, mortgages and other contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

     Section 4.7. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall supervise and control all the business and affairs of the corporation. The President shall, when present, preside at all meetings of the stockholders and of the Board of Directors. The President shall see that all orders and resolutions of the Board of Directors are carried into effect (unless any such order or resolution shall provide otherwise), and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 4.8. The Vice-President. The Vice-President(s) shall perform such duties and exercise such authority as from time to time may be delegated or assigned by the President or by the Board of Directors.

     Section 4.9. Treasurer. The Treasurer shall (1) have charge and custody of and be responsible for all funds and securities of the Corporation; (2) receive and give receipts for moneys due and payable to the corporation from any source whatsoever; (3) deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositories as shall be selected by resolution of the Board of Directors; and (4) in general perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or by the Board of Directors. The Treasurer shall, if required by the Board of Directors, give a bond for the faithful discharge of the duties of the Treasurer in such sum and with such surety or sureties as the Board of Directors shall determine.

     Section 4.10. The Secretary. The Secretary shall (1) keep the minutes of the meetings of the stockholders, the Board of Directors, and all committees, if any, of which a secretary shall not have been appointed, in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; (3) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal, is duly authorized; (4) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (5) have general charge of stock transfer books of the Corporation; and (6) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Directors.

     Section 4.11. Subordinate Officers and Agents. The Board of Directors may from time to time appoint such other officers and agents as it may deem necessary or advisable, to hold office for such period, have such authority and perform such duties as the Board of

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Directors may from time to time determine. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties, except as such power may be otherwise defined or restricted by the Board of Directors.

     Section 4.12. Compensation. The compensation of the principal officers of the Corporation, including, without limitation, salary, equity incentives, and bonuses, shall be fixed from time to time by the Board of Directors, or a duly authorized committee thereof, pursuant to budgets setting forth such salaries. No officer shall be prevented from receiving such salary by reason of the fact that such person is also a Director of the Corporation.

     Section 4.13. Sureties and Bonds. In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of such officers' or agents' duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his or her hands.

                                    ARTICLE V
                                      STOCK

     Section 5.1. Certificates. The shares of stock shall be represented by certificates but the Board of Directors may provide, by resolution, that some or all of any or all classes or series of its stock shall be uncertificated. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, if any, President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Any signature on such certificate may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. A certificate representing shares of stock that are subject to restrictions on transfer or to other restrictions may have a notation of such restriction imprinted thereon.

     Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

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                                   ARTICLE VI
                                 INDEMNIFICATION

     Section 6.1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or arbitral (a "Proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to an employee benefit plan, (an "Entity") against all liability and loss suffered and reasonable expenses (including attorney's fees and costs) reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors.

     Section 6.2. Prepayment of Expenses. The Corporation may, in its discretion, pay the expenses (including attorney's fees) incurred by a director or officer in defending a Proceeding in advance of its final disposition; provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

     Section 6.3. Claims. If a claim for indemnification or payment of expenses under this Article is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such suit, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

     Section 6.4. Non-Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 6.5. Insurance. The Corporation may maintain directors' and officers' insurance and/or any such other forms of insurance as the Corporation shall determine, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership trust or other enterprise against such losses, whether or not the Corporation would have the power to indemnify such person against such losses under the Delaware General Corporation Law.

     Section 6.6. Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another Entity shall be reduced by any amount such person may collect from such other Entity by way of indemnification, or from such other Entity's insurance company.

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     Section 6.7. Amendment or Repeal. Any repeal or modification of any provision of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   ARTICLE VII
                                  MISCELLANEOUS

     Section 7.1. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

     Section 7.2. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of incorporation and the words "Corporate Seal".

     Section 7.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

     Section 7.4. Notice. Any notice to stockholders given by the corporation under any section of these By-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Consent is deemed revoked if (a) the Corporation is unable to deliver 2 consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the person responsible for giving notice.

     Section 7.5. Interested Directors; Quorum. No contract or transaction between the Corporation and one (1) or more of its directors or officers, or between the Corporation and any other Entity in which one (1) or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

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     Section 7.6. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in electronic form, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

     Section 7.7. Amendment of By-laws. These By-laws may be amended, altered or repealed, and new by-laws adopted, by the Board of Directors.

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                                  CERTIFICATION

     I, Karen Dickey, do hereby certify that I am the duly elected and qualified Secretary of Hadron Acquisition Corp. ("the Corporation") and further certify that the foregoing constitutes the Bylaws of the Corporation which were duly adopted by the Board of Directors of the Corporation on the 15th day of October, 2001.

SEAL


                                                      /s/ Karen Dickey
                                                      --------------------------
                                                      Karen Dickey

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